EX-99.19a-1

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	May-2025
Distribution amount per share	$0.01404

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00660	47%	0.05328	61%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.00744	53%	0.03407	39%
Total (per common share)	0.01404	100%	0.08735	100%
Average annual total return (in relation to NAV) for the five years ended 4-30-2025	5.39%
Annualized current distribution rate expressed as a percentage of month end NAV as of 4-30-2025	9.41%
Cumulative total return (in relation to NAV) for the fiscal year through 4-30-2025	-0.18%
Cumulative fiscal year distributions as a percentage of NAV as of 4-30-2025	4.88%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0525

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	April-2025
Distribution amount per share	$0.01449

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00826	57%	0.04765	65%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.00623	43%	0.02566	35%
Total (per common share)	0.01449	100%	0.07331	100%
Average annual total return (in relation to NAV) for the five years ended 3-31-2025	6.40%
Annualized current distribution rate expressed as a percentage of month end NAV as of 3-31-2025	9.61%
Cumulative total return (in relation to NAV) for the fiscal year through 3-31-2025	0.09%
Cumulative fiscal year distributions as a percentage of NAV as of 3-31-2025	4.05%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0425

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	March-2025
Distribution amount per share	$0.01468

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00998	68%	0.03941	67%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.00470	32%	0.01941	33%
Total (per common share)	0.01468	100%	0.05882	100%
Average annual total return (in relation to NAV) for the five years ended 2-28-2025	3.83%
Annualized current distribution rate expressed as a percentage of month end NAV as of 2-28-2025	9.47%
Cumulative total return (in relation to NAV) for the fiscal year through 2-28-2025	2.00%
Cumulative fiscal year distributions as a percentage of NAV as of 2-28-2025	3.16%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0325

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	February-2025
Distribution amount per share	$0.01462

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.01301	89%	0.02913	66%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.00161	11%	0.01501	34%
Total (per common share)	0.01462	100%	0.04414	100%
Average annual total return (in relation to NAV) for the five years ended 1-31-2025	3.34%
Annualized current distribution rate expressed as a percentage of month end NAV as of 1-31-2025	9.43%
Cumulative total return (in relation to NAV) for the fiscal year through 1-31-2025	1.15%
Cumulative fiscal year distributions as a percentage of NAV as of 1-31-2025	2.37%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0225

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	January-2025
Distribution amount per share	$0.01474

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00634	43%	0.01269	43%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.00840	57%	0.01683	57%
Total (per common share)	0.01474	100%	0.02952	100%
Average annual total return (in relation to NAV) for the five years ended 12-31-2024	2.85%
Annualized current distribution rate expressed as a percentage of month end NAV as of 12-31-2024	9.61%
Cumulative total return (in relation to NAV) for the fiscal year through 12-31-2024	-0.77%
Cumulative fiscal year distributions as a percentage of NAV as of 12-31-2024	1.60%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0125

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	December-2024
Distribution amount per share	$0.01478

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.01478	100%	0.01478	100%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.00000	0%	0.00000	0%
Total (per common share)	0.01478	100%	0.01478	100%
Average annual total return (in relation to NAV) for the five years ended 11-30-2024	3.41%
Annualized current distribution rate expressed as a percentage of month end NAV as of 11-30-2024	9.48%
Cumulative total return (in relation to NAV) for the fiscal year through 11-30-2024	13.70%
Cumulative fiscal year distributions as a percentage of NAV as of 11-30-2024	0.79%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-1224